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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1995 (except Note 14, as to which the date is May 19, 1995), in the Registration Statement (Form S-1) and related Prospectus of Matewan BancShares, Inc. for the registration of up to 690,000 shares of its cumulative convertible preferred stock.

                                          /s/ Ernst & Young LLP

Charleston, West Virginia
January 18, 1996